EXHIBIT (a)(4)

        COMPLETE AND RETURN THIS FORM ONLY IF YOU HAVE CHANGED YOUR MIND
           AND YOU DO NOT WANT TO EXCHANGE SOME OR ALL OF THE OPTIONS
                         YOU LISTED ON THE ELECTION FORM

                                    LANTRONIX
                            OFFER TO EXCHANGE OPTIONS

                                 WITHDRAWAL FORM

     You previously received (i) a copy of the Offer to Exchange; (ii) the letter from Marc Nussbaum dated December 19, 2002; and (iii) an election form. You signed and returned the election form, in which you elected to accept Lantronix's offer to exchange some of or all of your eligible options. You should submit this form if you now wish to change that election and REJECT LANTRONIX's offer to exchange with respect to some or all of your eligible options.

     In order to withdraw your election to exchange some or all of your eligible options, you must sign, date and deliver this withdrawal form via facsimile, fax number: (949) 450-7229, or hand delivery to Vincent J. Roth at Lantronix, 15353 Barranca Parkway, Irvine, California 92618 by 9:00 p.m., Pacific Time, on January 20, 2003.

     You should note that if you withdraw your acceptance of the offer as to some or all of the options you previously elected to exchange, you will not receive any new options pursuant to the offer in replacement for the withdrawn options. You will keep the options that you withdraw. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between you and LANTRONIX.

     You may change this election, and once again elect to exchange the withdrawn options by submitting a new election form to Vincent J. Roth via facsimile (fax number: (949) 450-7229) or hand delivery to Vincent J. Roth at Lantronix, 15353 Barranca Parkway, Irvine, California 92618, prior to 9:00 p.m. Pacific Time on January 20, 2003.

Please  check  the  appropriate  box:

[ ] I wish to withdraw ALL the options listed on my election form and instead REJECT the offer to exchange options. I do not wish to exchange any options.

OR

[ ] I wish to withdraw my election to exchange each of the options listed below (and on any additional sheets which I have attached to this form). I still wish to exchange the rest of the options listed on the election form I submitted, as well as all options granted to me since June 19, 2002:

--------------------------------------------------------------------------------
                                                   TOTAL NUMBER OF UNEXERCISED
                                                   SHARES SUBJECT TO THE OPTION
GRANT NUMBER    GRANT DATE    EXERCISE PRICE        (SHARES TO BE  CANCELLED)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     [ ] Attached is an additional sheet listing my name and additional grants I wish to cancel.

Please sign this withdrawal form and print your name exactly as it appears on the election form.


-------------------------------   ----------------------------   ---------------
Employee Signature                Social Security Number         Date and Time

-------------------------------   ----------------------------------------------
Employee Name (Please print)      E-mail Address

        RETURN TO VINCENT J. ROTH NO LATER THAN 9:00 P.M., PACIFIC TIME,
         JANUARY 20, 2003 VIA FACSIMILE (949) 450-7229 OR HAND DELIVERY

    LANTRONIX WILL SEND AN E-MAIL CONFIRMATION WITHIN TWO (2) BUSINESS DAYS OF
                                    RECEIPT

                                    LANTRONIX
                            OFFER TO EXCHANGE OPTIONS

                       INSTRUCTIONS TO THE WITHDRAWAL FORM
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.  DELIVERY  OF  WITHDRAWAL  FORM.

     A properly completed and executed original of this withdrawal form (or a facsimile of it), must be received by Vincent J. Roth, either via hand delivery at Lantronix, 15353 Barranca Parkway, Irvine, California 92618 or via the facsimile, fax number (949) 450-7229 on or before 9:00 p.m. Pacific Time on January 20, 2003 (referred to as the expiration date). If Lantronix (sometimes referred to as the Company) extends the offer, this withdrawal form must be received by Vincent J. Roth by the date and time of the extended expiration of the offer.

     THE DELIVERY OF ALL REQUIRED DOCUMENTS, INCLUDING WITHDRAWAL FORMS AND ANY NEW ELECTION FORMS, IS AT YOUR RISK. DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY LANTRONIX. YOU MAY HAND DELIVER YOUR ELECTION FORM TO VINCENT J. ROTH AT LANTRONIX, 15353 BARRANCA PARKWAY, IRVINE, CALIFORNIA 92618, OR YOU MAY FAX IT TO VINCENT J. ROTH AT FAX NUMBER (949) 450-7229. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. WE INTEND TO CONFIRM THE RECEIPT OF YOUR WITHDRAWAL FORM WITHIN TWO (2) BUSINESS DAYS; IF YOU HAVE NOT RECEIVED SUCH A CONFIRMATION OF RECEIPT, IT IS YOUR RESPONSIBILITY TO ENSURE THAT YOUR WITHDRAWAL FORM HAS BEEN RECEIVED BY VINCENT J. ROTH.

     As noted in the Offer to Exchange, you may select individual option grants to be tendered for exchange. You may, if you wish, withdraw some of your options from the offer while continuing to elect others to be exchanged in the offer. Any options previously elected for exchange and not withdrawn by you will still be tendered for the entire outstanding, unexercised portion of such options. In addition, if you do not withdraw all your options from this offer, and as a result are still participating in the offer, all options granted to you since June 19, 2002 will still be deemed tendered for exchange.

     Although by submitting a withdrawal form you have withdrawn some or all of your previously tendered options from the offer, you may change your mind and re-elect to exchange the withdrawn options until the expiration of the offer. You should note that you may not rescind any withdrawal and any eligible options withdrawn will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange those options before the expiration date. Tenders to re-elect to exchange options may be made at any time before the expiration date. If the Company extends the offer beyond that time, you may re-tender your options at any time until the extended expiration of the offer. To re-elect to tender the withdrawn options, you must deliver a later dated and signed election form with the required information to Vincent J. Roth, while you still have the right to participate in the offer. Your options will not be properly tendered for purposes of the offer unless the withdrawn options are properly re-tendered before the expiration date by delivery of the new election form following the procedures described in the instructions to the election form. This new election form must be signed and dated after your original election form and any withdrawal form you have submitted. It must be properly completed and it must list all of the options you wish to tender for exchange. Upon the receipt of such a new, properly filled out, signed and dated election form, any previously submitted election form or withdrawal form will be disregarded and will be considered replaced in full by the new election form.

     If you do not wish to withdraw any options from the offer, but would like to elect to tender additional options for exchange, you should not submit this withdrawal form. Instead, you must submit a new election form to Vincent J. Roth before the expiration date by following the procedures described in the instructions to the election forms. This new election form must be signed and dated after your original election form and any withdrawal form you have submitted. It must be properly completed and it must include the required information regarding all of the options you wish to tender for exchange. Upon the receipt of such a new, properly filled out, signed and dated election form, any previously submitted election form or withdrawal form will be disregarded and will be considered replaced in full by the new election form.

     Although it is our intent to send you a confirmation of receipt of this withdrawal form, by signing this withdrawal form, you waive any right to receive any notice of the withdrawal of the tender of your options.

2.  SIGNATURES  ON  THIS  WITHDRAW  FORM.

     If this withdrawal form is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

     If this withdrawal form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person so to act must be submitted with this withdrawal form.

3.  OTHER  INFORMATION  ON  THIS  WITHDRAWAL  FORM.

     In addition to signing this withdrawal form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your social security number.

4.  REQUESTS  FOR  ASSISTANCE  OR  ADDITIONAL  COPIES.

     Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange, the election form or this withdrawal form should be directed to Vincent J. Roth, at Lantronix, 15353 Barranca Parkway, Irvine, California 92618, telephone number (949) 450-7219. Copies will be furnished promptly at the Company's expense.

5.  IRREGULARITIES.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the offer will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all withdrawal forms that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the offer and any defect or irregularity in the withdrawal form, and the Company's interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No withdrawal form will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with withdrawal forms must be cured within the time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in withdrawal forms, and no person will incur any liability for failure to give any such notice.

     IMPORTANT: THE WITHDRAWAL FORM (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY VINCENT J. ROTH, ON OR BEFORE THE EXPIRATION DATE.

6.  ADDITIONAL  DOCUMENTS  TO  READ.

     You should be sure to read the Offer to Exchange, all documents referenced therein, and the letter from Marc Nussbaum dated December 19, 2002, before making any decisions regarding participation in, or withdrawal from, the offer.

7.  IMPORTANT  TAX  INFORMATION.

     You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information. We also recommend that you consult with your personal advisors before deciding whether or not to participate in this offer.